Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

CHEMICAL FINANCIAL CORPORATION COMPLETES ACQUISITION OF
LAKE MICHIGAN FINANCIAL CORPORATION
Rich Lievense Named to Chemical's Board of Directors

Midland, MI, June 1, 2015--- Chemical Financial Corporation ("Chemical") (Nasdaq: CHFC), holding company for Chemical Bank, announced today that, effective May 31, 2015, it completed its previously announced acquisition of Lake Michigan Financial Corporation ("Lake Michigan Financial"), holding company for The Bank of Holland and The Bank of Northern Michigan, in a cash and stock transaction valued at approximately $187.4 million based on Chemical's closing stock price on May 29, 2015. Subsequent to the closing, Chemical and its affiliates had, on a pro forma basis as of March 31, 2015, $9.0 billion in consolidated assets, $6.8 billion in consolidated loans, and $7.5 billion in consolidated deposits in 187 branches across 47 counties in the lower peninsula of Michigan.

Chemical also announced that Rich Lievense, former Chairman of Lake Michigan Financial, will join the Chemical Financial Corporation Board of Directors, expanding the Board to 8 directors. In addition, Chemical named Garth Deur, who previously served as President and CEO of Lake Michigan Financial, to the position of Executive Vice President, Community Banking. Both appointments are effective immediately.

“We are pleased to welcome Rich, Garth and the highly qualified Lake Michigan Financial team to the Chemical family. Through this partnership, we have added experienced, client-oriented bankers and attractive business and retail relationships to the Chemical fold, while enhancing our presence in some of Michigan's most attractive economic and demographic regions, including Grand Rapids, Holland, Grand Haven, Traverse City and Petoskey. We anticipate that this combination will facilitate continued organic growth at Chemical in the months and years ahead,” said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.

The Bank of Holland and The Bank of Northern Michigan will continue to operate as separate subsidiaries of Chemical until their planned consolidation with and into Chemical Bank. The consolidation is scheduled to occur in the fourth quarter of 2015, concurrently with the conversion of the data processing platforms to Chemical's platform. Following the consolidation and the data processing platform conversions, all of The Bank of Holland and The Bank of Northern Michigan locations will operate under the Chemical Bank name.

Chemical was advised by the investment banking firm of Keefe, Bruyette & Woods and the law firm of Warner Norcross & Judd LLP. Lake Michigan Financial was advised by the investment banking firm of Sandler O'Neill & Partners, L.P. and the law firm of Varnum LLP.

About Chemical Financial Corporation

Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about Chemical is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This release contains forward-looking statements regarding Chemical's outlook or expectations with respect to the acquisition of Lake Michigan Financial. Words and phrases such as "anticipates," "expects," "planned," "scheduled,"

"strategic," "will" and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating to both the transaction and the integration of Lake Michigan Financial into Chemical after closing include, without limitation:

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The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

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The integration of Lake Michigan Financial's business and operations into Chemical, which will include conversion of Lake Michigan Financial's operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Lake Michigan Financial's or Chemical's existing businesses.

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Chemical's ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses from Lake Michigan Financial's loan portfolio than expected and deposit attrition may be greater than expected.

Risk factors also include, but are not limited to, the risk factors described under "Risk Factors" in Chemical’s Prospectus, filed on April 3, 2015, and under “Risk Factors” in Item 1A of Chemical’s Annual Report on Form 10-K for the year ended December 31, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

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